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                                                         Exhibit No. EX-99.a.1.a

                                                                       EXHIBIT A

                               Series of the Trust

                     UBS Global Securities Relationship Fund
                   UBS Global Aggregate Bond Relationship Fund
                   UBS U.S. Large Cap Equity Relationship Fund
                  UBS Large-Cap Select Equity Relationship Fund
               UBS U.S. Intermediate Cap Equity Relationship Fund
                UBS U.S. Large-Cap Value Equity Relationship Fund
                     UBS Small-Cap Equity Relationship Fund
                   UBS International Equity Relationship Fund
                  UBS Emerging Markets Equity Relationship Fund
                      UBS U.S. Core Plus Relationship Fund
                         UBS U.S. Bond Relationship Fund
                 UBS U.S. Securitized Mortgage Relationship Fund
                      UBS Short Duration Relationship Fund
                      UBS Enhanced Yield Relationship Fund
                        UBS Short-Term Relationship Fund
       UBS U.S. Treasury Inflation Protected Securities Relationship Fund
                UBS U.S. Cash Management Prime Relationship Fund
                        UBS High Yield Relationship Fund
                   UBS Defensive High Yield Relationship Fund
                   UBS Emerging Markets Debt Relationship Fund
                 UBS Opportunistic High Yield Relationship Fund
            UBS Opportunistic Emerging Markets Debt Relationship Fund
                      UBS Corporate Bond Relationship Fund
              UBS All Country World Ex US Equity Relationship Fund

April 29, 2004


                                      A-1